Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Alan Lewis (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2983

alan.lewis@take2games.com

Take-Two Interactive Software, Inc.

Announces Plans for Management Transition

Ben Feder, Chief Executive Officer, to Step Down, Effective January 1, 2011

Strauss Zelnick, Executive Chairman, to Add CEO Role

Karl Slatoff, Executive Vice President, Named Chief Operating Officer

New York, NY — October 29, 2010 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) announced today that its Chief Executive Officer, Ben Feder, has decided to step down in order to pursue plans to travel in Asia with his family for an extended period.  He remains a partner in ZelnickMedia.

Strauss Zelnick, Take-Two’s Executive Chairman, will take on the additional role of Chief Executive Officer.  Karl Slatoff, an Executive Vice President of Take-Two since 2008, has been named to the newly created role of Chief Operating Officer of the Company, effective October 25, 2010.  Mr. Slatoff is a partner in ZelnickMedia and previously worked with BMG Entertainment and The Walt Disney Company.

The Chief Executive Officer transition will be effective as of January 1, 2011.  Mr. Feder intends to work with Mr. Zelnick, Mr. Slatoff and the Take-Two management team during this period to ensure an orderly transition.

“I am proud of our team for transforming Take-Two into a more profitable, more diversified and growth-oriented company,” Mr. Feder stated.  “As a result of the team’s efforts, the Company today is in the strongest financial and operational condition in its history.  Now that the Company is in a position of strength and is poised for solid performance in the future, the time is right for me to honor certain commitments that I have made to my family.”

“The Board of Directors and I want to thank Ben Feder for his leadership, which has been a major element in the tremendous progress of Take-Two over a period of nearly four years.  Our success also has been a team effort, built on the strengths, talents and dedication of many professionals.  One of those professionals, Karl Slatoff, will be taking on expanded responsibilities as COO, and will work closely with me to ensure that the Company remains sharply focused on achieving our strategic goals.  I have every confidence that this team will continue to deliver on the tremendous potential of Take-Two in the coming months,” said Mr. Zelnick.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone®, iPod® touch and iPad™. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #